UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

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Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2006, The E. W. Scripps Company (“Scripps”) entered into employment agreements with Richard A. Boehne, Chief Operating Officer and Joseph G. NeCastro, Executive Vice President and Chief Financial Officer. Key terms of the employment agreements are as follows:

•	Mr. Boehne’s annual base compensation will be $650,000 and he will be eligible for a target bonus equal to 70% of his annual base compensation. Mr. NeCastro’s annual base compensation will be $550,000 and he is eligible for a target bonus equal to 60% of his annual base compensation. Increases in annual base compensation during the term of the agreement are to be approved by the Compensation Committee of the Board of Directors of Scripps (“Compensation Committee”).

•	Mr. Boehne and Mr. NeCastro are eligible to participate in Scripps’ Long-term Incentive Plan (“LTIP”). Awards under the LTIP are to be approved by the Incentive Plan Committee, a subcommittee of the Compensation Committee, which approves all awards under the LTIP.

•	Mr. Boehne and Mr. NeCastro are eligible to participate in all executive and employee retirement, pension, welfare, benefit, and incentive programs or plans.

•	The agreements expire on June 15, 2009. If their employment agreement is not renewed by Scripps prior to its expiration, and subject to their signing a release, waiver and non-competition agreement, each will receive one year of base compensation, the target bonus, health coverage and life insurance.

•	In the event of termination prior to expiration of the agreement, each would receive the following:

•	In the event of death or disability, one year of base compensation and an amount equal to his target bonus. In the event of disability he would receive disability payments, medical benefits and life insurance benefits as provided in Scripps’ long-term disability plan. In the event of death, covered family members would continue to receive medical benefits for one year. In addition, Mr. NeCastro’s loan payable to Scripps would be forgiven in the event of his death or permanent disability.

•	In the event of a change in control, each would receive the benefits provided under Scripps’ Change in Control Plan.

•	In the event of termination without cause, each would receive the full contracted benefits for the duration of the term, with a minimum period of 1.5 years for base compensation, target bonus and medical and life insurance benefits.

•	In the event of termination for cause, Scripps’ obligations under the agreement would immediately cease.

•	Mr. Boehne and Mr. NeCastro may not engage in conflicting business activities, work for a competitor, or solicit Scripps’ employees during the term of the agreement, or for a one-year period following termination of the agreement. In the event of termination without cause the period subsequent to termination is limited to six months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Anatolio B. Cruz III
Anatolio B. Cruz III
SeniorVice President and General Counsel

Dated: June 19, 2006

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